Exhibit 10.14

SSSHT OPERATING PARTNERSHIP, L.P.

AMENDMENT NO. 1 TO

SERIES A CUMULATIVE REDEEMABLE

PREFERRED UNIT PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO SERIES A CUMULATIVE REDEEMABLE PREFERRED UNIT PURCHASE AGREEMENT (this “Amendment”) is made and entered into this 7th day of March, 2018, by and among SSSHT Operating Partnership, L.P. (formerly SSSST Operating Partnership, L.P.), a Delaware limited partnership (the “Operating Partnership”), Strategic Student & Senior Housing Trust, Inc., a Maryland corporation and the sole general partner of the Operating Partnership (the “Company”), and SAM Preferred Investor, LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, on June 28, 2017, the Operating Partnership, the Company, and the Purchaser entered into the Series A Cumulative Redeemable Preferred Unit Purchase Agreement (the “Agreement”), pursuant to which the Operating Partnership agreed to issue and sell, and the Purchaser agreed to purchase, up to an aggregate of 480,000 Series A Cumulative Redeemable Preferred Units of Limited Partnership Interest at a liquidation preference of $25.00 per unit (the “Preferred Units”) in consideration for the Purchaser making a capital contribution to the Operating Partnership, in one or more tranches, in an amount up to an aggregate of $12,000,000; and

WHEREAS, the Operating Partnership, the Company, and the Purchaser desire to amend the Agreement to provide for additional Approved Uses (as defined in the Agreement).

NOW, THEREFORE, in consideration of the foregoing and the promises and mutual covenants contained herein, the parties hereby agree as follows:

1.	Defined Terms. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Agreement.

2.	Amendments to the Agreement.

Section 4(a) is hereby removed and replaced with the following:

Each of the Operating Partnership and the Company agrees that the proceeds received by the Operating Partnership from the sale of the Preferred Units shall be used solely for: (i) the acquisition of student housing and senior housing properties, including the payment of costs, expenses and fees incurred therewith; (ii) repayment of outstanding loans and other indebtedness of the Operating Partnership, the Company and their subsidiaries; (iii) for the payment of the costs, expenses, and fees incurred or to be incurred in connection with its entry into this Agreement, and the transactions contemplated hereby; and (iv) working capital and general corporate purposes (collectively, the “Approved Uses”).

3.	Amendment. This Amendment may not be amended or modified except in writing signed by all parties.

4.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in said State.

5.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single instrument.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

OPERATING PARTNERSHIP:
SSSST OPERATING PARTNERSHIP, L.P.

By:	Strategic Student & Senior Housing Trust, Inc., its sole general partner

	By:	/s/ H. Michael Schwartz
	Name:	H. Michael Schwartz
	Title:	Chief Executive Officer

COMPANY:
STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

	By:	/s/ H. Michael Schwartz
	Name:	H. Michael Schwartz
	Title:	Chief Executive Officer

PURCHASER:
SAM PREFERRED INVESTOR, LLC

By:	SmartStop Asset Management, LLC, its Manager

	By:	/s/ H. Michael Schwartz
	Name:	H. Michael Schwartz
	Title:	Chief Executive Officer

Signature Page to Amendment No. 1 to Series A Cumulative Redeemable Preferred Unit Purchase Agreement